UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

ARCH CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 30, 2010, Arch Chemicals, Inc (the “Company”) issued $125 million aggregate principal amount of the Company’s Series 2010-A Senior Notes (the “Notes”). The Notes were issued pursuant to the $250 million Master Note Purchase Agreement (the “Agreement”) entered into by the Company on September 9, 2010 with affiliates of ING Investment Management LLC, New York Life Insurance Company, MetLife, Inc., Massachusetts Mutual Life Insurance Company, Great-West Lifeco Inc., CUNA Mutual Group, and Southern Farm Bureau Life Insurance Company. As previously announced, on September 9, 2010, the Company issued the first $125 million aggregate principal amount of the Notes under the Agreement. The terms and conditions of the Agreement were summarized in, and a copy of the Agreement was filed with, the Company’s Current Report on Form 8-K filed on September 9, 2010, which report, as it may be amended, is incorporated herein by reference.

Item 8.01.	Other Events.

A press release issued by the Company on December 31, 2010 relating to the issuance of the Notes is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release, dated December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2011

ARCH CHEMICALS, INC.

By:	/s/ Steven C. Giuliano
Name:	Steven C. Giuliano
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated December 31, 2010.